Exhibit 10.02

CONVENIO DE REPRESENTACION

REPRESENTATION AGREEMENIT

Represented by its manager, Mr. Victor Javier Ojeda Lindley, identified with DNI 06351428 powers who acts that are registered according to the aforementioned electronic submission who is referred to as the representative.

SECTION ONE: BACKGROUND.

REPRESENTATIVE is a legal entity whose officials have experience in gasoline and diesel vehicles to natural gas conversions, import and distribution of conversion kits and cylinders for NGV,

THE MANUFACTURER is a legal entity with experience in the manufacture of equipment for conversion of natural gas and diesel engines and generators dedicated to natural gas.

SECTION TWO: OBJECT.

Through this agreement, manufacturers Omnitek PERU SAC are named as Exclusive Representative and Agent of Omnitek throughout Peru and South America and nonexclusive agent for the rest of the world, in order to provide guarantee to the conversion equipment and engines dedicated to Natural Gas brand Omnitek (according to warranty conditions.

Similarly the representative shall be entitled to:

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Provide after sales service to the units converted to natural gas;

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Buy and sell parts or parts for the maintenance of the units;

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Buy and sell lubricants, coolants and all materials needed to provide the service; and

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Import and export of equipment and engine conversion of the Omnitek brand, as well as all products offered by the brand.

SECTION THREE: THE MANUFACTURER.

Manufacturer Obligations:

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Sale of equipment and natural gas engines, parts and lubricant to the representative;

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Personal commercial technical representative;

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Provide factory warranty for equipment sold by REPRESENT ATIVE provided in the warranty conditions specified in the guarantee clauses that are r art of this contract as Appendix 1.

SECTION FOUR: THE REPRESENTATIVE.

Representative Obligations:

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Representing the manufacturer to the public or private institutions;

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Provide the end user the factory warranty granted by MANUFACTURER;

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Provide directly or through third party, after sales se• ice necessary for the proper conservation of the converted units;

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Provide training to authorized repairers to convert diesel to natural gas units;

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Having the infrastructure and facilities for providing the guarantee and after sales service.

Likewise Representative shall agree that all disputes of this contract, including those regarding its validity, interpretation, compliments and termination be finally resolved in accordance with the provisions for arbitration of the Chamber of Commerce of Lima..

SECTION FIVE: CONFIDENTIALITY.

The parties undertake not to disclose information obtained from the other by a term of (2) years from signing the document.

SECTION SIX: DURATION OF AGREEMENT.

The contract has an indefinite term of duration.

SECTION SEVEN: TERMINATION.

Termination of the agreement will be reached once there is compliance with the obligations thereof, unless there is just cause to terminate the obligation.

Signed September 28, 2009.

/s/ Werner Funk

/s/ Lindley

Omnitek Engineering Corp.

Omnitek Peru SAC

Werner Funk

Lindley